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                                                                     EXHIBIT 5.1


                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                        BOSTON, MASSACHUSETTS 02109-2891
                             TELEPHONE (617)248-5000
                            FACSIMILE (617) 248-4000
                                 TELEX 49615860

                                           February 1 , 2000

Cyrk, Inc.
3 Pond Road
Gloucester, Massachusetts  01930

Ladies and Gentlemen:

This opinion is delivered to you in connection with the registration statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed on or about February 1, 2000 by Cyrk, Inc. (the "COMPANY") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for registration under the Securities Act of 300,000 shares of common stock, $.01 par value per share (the "COMMON STOCK"), of the Company to be issued by the Company from time to time under its 1993 Employee Stock Purchase Plan (the "PLAN").

We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, the records of its corporate proceedings and the Plan. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company under the Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor in accordance with the terms of the Plan will be legally issued, fully paid and nonassessable.

We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the reference to this firm in the section entitled "Interests of Named Experts and Counsel" in the Registration Statement.

                                           Very truly yours,


                                           CHOATE, HALL & STEWART